UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

     Registrant announced the election of Richard A. Spillane Jr. as Director, as described in Registrant’s news release dated April 22, 2009, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
	Exhibit No.	Document
	99.1	Press Release issued by the Registrant dated April 22, 2009
announcing the election of Richard A. Spillane Jr. as Director.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	April 23, 2009	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.	Description

99.1	Copy of Registrant's news release dated April 22, 2009 announcing the election of Richard A. Spillane Jr. as Director.

Exhibit 99.1

Media Contact: Robyn Tice–617.672.8940 rtice@eatonvance.com

Richard A. Spillane Jr. Elected Director of Eaton Vance Corp.

BOSTON, April 22, 2009 – Eaton Vance Corp. (NYSE: EV) today announced the election of Richard A. Spillane Jr. to its Board of Directors effective April 15, 2009. Mr. Spillane is an Adjunct Lecturer and Chairman of the Advisory Board of the Cutler Center for Investments and Finance at Babson College.

Mr. Spillane has been appointed to the Board’s Nominating and Governance Committee and Compensation Committee. He replaces Vincent M. O’Reilly, who has retired from the Board after ten years of distinguished service.

“Rick brings a wealth of executive and investment experience to our Board,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer of Eaton Vance Corp. “We are pleased to welcome him to the Board, and look forward to benefiting from his insight and guidance.”

Prior to retiring at the end of 2007, Mr. Spillane was President of Strategic Advisors, Inc., a Registered Investment Advisor subsidiary of Fidelity Investments. During his 20-year career with Fidelity, Mr. Spillane held a variety of investment management positions, including Director of U.S. Equity Research, Chief Investment Officer for Europe of Fidelity International Limited, Head of U.S. Equities, and Head of Global Investment Strategy. Mr. Spillane began his investment career as an equity research analyst and portfolio manager for Eaton Vance Management from 1977 to 1987. He earned an M.B.A. with distinction from Harvard Business School and a B.S. in chemical engineering from Rensselaer Polytechnic Institute. He is a Chartered Financial Analyst.

Mr. Spillane serves as Chairman of the Board of Xaverian Brothers High School and is a member of the investment committees of Rensselaer Polytechnic Institute and the Catholic Schools Foundation of Boston and the finance committee of Newton Wellesley Hospital. He also serves on the advisory board for Numark Industries LLC.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates managed $119.3 billion in assets as of March 31, 2009, offering individuals and institutions a broad array of investment products and wealth management solutions. The Company’s long record of providing exemplary service and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

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